UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13601
DE	76-0447780
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 986-4444

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Special Meeting of Stockholders (the "Special Meeting") of Geospace Technologies Corporation (the "Company") was held at 9:00 a.m. on August 20, 2013 at the Company's headquarters in Houston, Texas. At the Special Meeting, the stockholders voted on the following two proposals previously described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on July 22, 2013. The stockholders cast their votes as follows:

Proposal 1:

Proposal 1 was a proposal approve an amendment to the Company's 1997 Key Employee Stock Option Plan. This proposal was approved and the voting details are as follows:

For	Against	Abstained
10,819,208	149,811	3,676

Proposal 2:

Proposal 2 was a proposal to ratify the grant of certain stock options issued under the Company's 1997 Key Employee Stock Option Plan. This proposal was approved and the voting details are as follows:

For	Against	Abstained
10,827,317	138,603	6,775

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION
Date: August 20, 2013
By: /s/Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary